Exhibit 99.1

For Immediate Release

May 4, 2017

Approach Resources Inc.

Reports First Quarter 2017 Results

Fort Worth, Texas, May 4, 2017 – Approach Resources Inc. (NASDAQ: AREX) today reported results for first quarter 2017. Highlights for first quarter 2017 include:

•	Production was 11.4 MBoe/d, exceeding first quarter guidance

•	Revenues increased 50% from prior year quarter, to $26.4 million

•	Drilled three horizontal wells and completed two horizontal wells

•	Borrowing base reaffirmed at $325 million following spring redetermination

•	Reduced the principal amount of our senior notes outstanding by approximately $145 million, which will reduce future interest payments by over $44 million

Management Comment

Ross Craft, Approach’s Chairman and CEO commented, “We accomplished a great deal this quarter and our transformation is on track. We reduced our senior notes outstanding by approximately $145 million and increased our financial flexibility with the completion of a strategic recapitalization that passed with 82% shareholder approval. The resulting interest expense savings, coupled with improving commodity prices, allow us to substantially increase our capital budget to $50 million - $70 million in 2017, to be entirely funded out of operating cash flow. Approach continues to benefit from the strength of our core asset, the cash flow that it generates and our tireless focus on capital efficiency and operating cost improvement. As a result of our focus on day-to-day execution and enhancing our well stimulation design, our recent wells show production results meaningfully above our type curve. We will reevaluate our type curve between now and year-end and these strong results suggest an upward revision in our production profile and expectations for ultimate recovery. In addition, Approach has a longstanding focus on building strong, collaborative relationships with our key suppliers. To that end I am pleased to announce two new long-term agreements that allow us to secure pricing and availability of completions and compression services and limit our exposure to service cost escalation as activity picks up in the basin.”

First Quarter 2017 Results

Production for first quarter 2017 totaled 1,027 MBoe (11.4 MBoe/d), made up of 27% oil, 34% NGLs and 39% natural gas. Average realized commodity prices for first quarter 2017, before the effect of commodity derivatives, were $49.17 per Bbl of oil, $17.20 per Bbl of NGLs and $2.78 per Mcf of natural gas. Our average realized price, including the effect of commodity derivatives, was $24.73 per Boe for first quarter 2017.

Net loss for first quarter 2017 was $140.8 million, or $2.00 per diluted share, on revenues of $26.4 million. Net loss for first quarter 2017 included a write-off of $139.1 million of deferred tax assets in connection with the completed debt for equity exchange transactions, a gain on debt extinguishment of $5.1 million and an unrealized gain on commodity derivatives of $4.4 million. Excluding the write-off of deferred tax assets, the gain on debt extinguishment and the unrealized gain on commodity derivatives, adjusted net loss (non-GAAP) for first quarter 2017 was $7.8 million, or $0.11 per diluted share.

INVESTOR CONTACT Suzanne Ogle Vice President Investor Relations and Corporate Communication ir@approachresources.com 817.989.9000	APPROACH RESOURCES INC. One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas 76116 www.approachresources.com

EBITDAX (non-GAAP) for first quarter 2017 increased over 60% from prior year quarter, to $14.1 million. See “Supplemental Non-GAAP Financial and Other Measures” below for our reconciliation of adjusted net loss and EBITDAX to net loss.

Lease operating expenses (“LOE”) averaged $4.06 per Boe. Production and ad valorem taxes averaged $2.29 per Boe, or 8.9% of oil, NGL and gas sales. Exploration costs were $1.02 per Boe. Cash general and administrative costs averaged $4.64 per Boe. Depletion, depreciation and amortization expense averaged $17.49 per Boe. Interest expense totaled $5.5 million.

In the first quarter of 2017, we completed two previously-announced debt for equity exchanges that, when combined, resulted in approximately $145 million of the Company’s 7% senior notes due in 2021 being exchanged for 43,175,328 new shares of common stock. The first exchange closed on January 27, 2017, at an exchange ratio of 300 shares of common stock per $1,000 principal amount of senior notes, representing an implied valuation of $3.33 per share and a 23% premium to the closing price of the common stock on the date of the exchange agreement. The second exchange closed on March 22, 2017, at an exchange ratio of 276 shares of common stock per $1,000 principal amount of senior notes, representing an implied valuation of $3.62 per share and a 34% premium to the closing price of the common stock on the date of the exchange agreement. The exchanges will reduce future interest payments by over $44 million.

Operations Update

During first quarter 2017, we drilled a total of three horizontal wells and completed two horizontal wells. Of these wells, two were drilled to the Wolfcamp A bench and one was drilled to the Wolfcamp C bench. The two completed wells have a projected EUR of approximately 700 Mboe, normalized for a 7,500 foot lateral length. At March 31, 2017, we had five horizontal wells waiting on completion, one well being drilled and two wells that we were in process of completing.

With the increased pace of development in part afforded by our interest expense savings, as well as stronger commodity prices, we expect to resume production growth in second quarter 2017, with average daily production of approximately 11.7 MBoe/d.

In addition, we have secured a dedicated frac services crew for up to 30 wells over the next two years, at a significant discount to current market rates, and partnered with a compression service provider to manage our compression cost and help sustain our Permian leading LOE.

Capital expenditures incurred during first quarter 2017 totaled $13.4 million and included $12.1 million for drilling and completion activities and $1.3 million for infrastructure projects and equipment.

Liquidity Update

At March 31, 2017, we had a $1 billion revolving credit facility in place, with a borrowing base and lender commitment amount of $325 million, and liquidity of $49.8 million. See “Supplemental Non-GAAP Financial and Other Measures” below for our calculation of liquidity. Following the regularly scheduled semi-annual borrowing base redetermination in May, our lenders reaffirmed our borrowing base and lender commitment amount at $325 million.

Commodity Derivatives Update

We enter into commodity derivatives positions to reduce the risk of commodity price fluctuations. The table below is a summary of our current derivatives positions.

Commodity and Period	Contract Type	Volume Transacted	Contract Price
Natural Gas
April 2017—December 2017	Collar	100,000 MMBtu/month	$3.00/MMBtu - $3.65/MMBtu
April 2017—December 2017	Collar	200,000 MMBtu/month	$2.30/MMBtu - $2.60/MMBtu
April 2017—December 2017	Collar	200,000 MMBtu/month	$3.00/MMBtu - $3.44/MMBtu
April 2017—December 2017	Collar	200,000 MMBtu/month	$3.00/MMBtu - $3.50/MMBtu
January 2018—December 2018	Swap	450,000 MMBtu/month	$3.084/MMBtu

NGLs (C2 – Ethane)
April 2017—December 2017	Swap	1,050 Bbls/day	$11.34/Bbl

NGLs (C3 – Propane)
April 2017—December 2017	Swap	750 Bbls/day	$27.916/Bbl

NGLs (IC4 – Isobutane)
April 2017—December 2017	Swap	75 Bbls/day	$36.7325/Bbl

NGLs (NC4 – Butane)
April 2017—December 2017	Swap	250 Bbls/day	$35.9205/Bbl

Conference Call Information and Summary Presentation

The Company will host a conference call on Friday, May 5, 2017, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss first quarter 2017 financial and operational results. Those wishing to listen to the conference call, may do so by visiting the Events page under the Investor Relations section of the Company’s website, www.approachresources.com, or by phone:

Dial in:	(844) 884-9950
Intl. dial in:	(661) 378-9660
Conference ID:	Approach/8608842

A replay of the call will be available on the Company’s website or by dialing:

Dial in:	(855) 859-2056
Passcode:	8608842

In addition, a first quarter 2017 summary presentation will be available on the Company’s website.

About Approach Resources

Approach Resources Inc. is an independent energy company focused on the exploration, development, production and acquisition of unconventional oil and natural gas reserves in the Midland Basin of the greater Permian Basin in West Texas. For more information about the Company, please visit www.approachresources.com. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include expectations of anticipated financial and operating results. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in the Company’s Securities and Exchange Commission (“SEC”) filings. The Company’s SEC filings are available on the Company’s website at www.approachresources.com. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

UNAUDITED RESULTS OF OPERATIONS

	Three Months Ended
	March 31,
	2017	2016
Revenues (in thousands):

Oil	$13,694	$9,687
NGLs	6,060	3,224
Gas	6,601	4,704

Total oil, NGL and gas sales	26,355	17,615

Realized (loss) gain on commodity derivatives	(961)	3,500

Total oil, NGL and gas sales including derivative impact	$25,394	$21,115

Production:
Oil (MBbls)	278	357
NGLs (MBbls)	352	362
Gas (MMcf)	2,377	2,673

Total (MBoe)	1,027	1,165
Total (MBoe/d)	11.4	12.8

Average prices:
Oil (per Bbl)	$49.17	$27.10
NGLs (per Bbl)	17.20	8.90
Gas (per Mcf)	2.78	1.76

Total (per Boe)	25.67	15.12

Realized (loss) gain on commodity derivatives (per Boe)	$(0.94)	$3.00

Total including derivative impact (per Boe)	$24.73	$18.12

Costs and expenses (per Boe):
Lease operating	$4.06	$5.45
Production and ad valorem	2.29	1.43
Exploration	1.02	0.49
General and administrative (1)	5.77	5.19
Depletion, depreciation and amortization	17.49	17.36

(1) Below is a summary of general and administrative expense:

General and administrative – cash component	$4.64	$3.86
General and administrative – noncash component (share-based compensation)	$1.13	$1.33

APPROACH RESOURCES INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except shares and per-share amounts)

	Three Months Ended March 31,
	2017	2016
REVENUES:
Oil, NGL and gas sales	$26,355	$17,615

EXPENSES:
Lease operating	4,170	6,356
Production and ad valorem taxes	2,357	1,664
Exploration	1,043	569
General and administrative	5,928	6,051
Depletion, depreciation and amortization	17,962	20,229

Total expenses	31,460	34,869

OPERATING LOSS	(5,105)	(17,254)

OTHER:

Interest expense, net	(5,463)	(6,298)
Gain on debt extinguishment	5,053	—
Realized (loss) gain on commodity derivatives	(961)	3,500
Unrealized gain (loss) on commodity derivatives	4,405	(957)
Other income	3	104

LOSS BEFORE INCOME TAX PROVISION (BENEFIT)	(2,068)	(20,905)
INCOME TAX PROVISION (BENEFIT)	138,700	(7,245)

NET LOSS	$(140,768)	$(13,660)

LOSS PER SHARE:
Basic	$(2.00)	$(0.33)

Diluted	$(2.00)	$(0.33)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	70,409,303	41,069,071
Diluted	70,409,303	41,069,071

UNAUDITED SELECTED FINANCIAL DATA

Unaudited Consolidated Balance Sheet Data	March 31,	December 31,
(in thousands)	2017	2016
Cash and cash equivalents	$79	$21
Other current assets	10,636	12,473
Property and equipment, net, successful efforts method	1,086,483	1,092,061
Other non-current assets	832	—

Total assets	$1,098,030	$1,104,555

Current liabilities	$26,160	$26,369
Long-term debt (1)	357,789	498,349
Deferred income taxes	144,315	5,615
Other long-term liabilities	11,259	11,270
Stockholders’ equity	558,507	562,952

Total liabilities and stockholders’ equity	$1,098,030	$1,104,555

(1)	Long-term debt at March 31, 2017, is comprised of $85.2 million in 7% senior notes due 2021 and $275 million in outstanding borrowings under our revolving credit facility, net of issuance costs of $1.3 million and $1.2 million, respectively. Long-term debt at December 31, 2016, is comprised of $230.3 million in 7% senior notes due 2021 and $273 million in outstanding borrowings under our revolving credit facility, net of issuance costs of $3.7 million and $1.3 million, respectively.

Supplemental Non-GAAP Financial and Other Measures

This release contains certain financial measures that are non-GAAP measures. We have provided reconciliations below of the non-GAAP financial measures to the most directly comparable GAAP financial measures and on the Non-GAAP Financial Information page in the Investor Relations section of our website at www.approachresources.com.

Adjusted Net Loss

This release contains the non-GAAP financial measures adjusted net loss and adjusted net loss per diluted share, which exclude (1) unrealized (gain) loss on commodity derivatives, (2) gain on debt extinguishment, (3) write-off of deferred tax assets and (4) related income tax effect. The amounts included in the calculation of adjusted net loss and adjusted net loss per diluted share below were computed in accordance with GAAP. We believe adjusted net loss and adjusted net loss per diluted share are useful to investors because they provide readers with a meaningful measure of our profitability before recording certain items whose timing or amount cannot be reasonably determined. However, these measures are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of adjusted net loss to net loss for the three months ended March 31, 2017 and 2016 (in thousands, except per-share amounts).

	Three Months Ended March 31,
	2017	2016
Net loss	$(140,768)	$(13,660)
Adjustments for certain items:
Unrealized (gain) loss on commodity derivatives	(4,405)	957
Gain on debt extinguishment	(5,053)	—
Write-off of deferred tax assets	139,090	—
Related income tax effect	3,310	(335)

Adjusted net loss	$(7,826)	$(13,038)

Adjusted net loss per diluted share	$(0.11)	$(0.32)

EBITDAX

We define EBITDAX as net loss, plus (1) exploration expense, (2) depletion, depreciation and amortization expense, (3) share-based compensation expense, (4) unrealized (gain) loss on commodity derivatives, (5) gain on debt extinguishment, (6) interest expense, net, and (7) income tax provision (benefit). EBITDAX is not a measure of net income or cash flow as determined by GAAP. The amounts included in the calculation of EBITDAX were computed in accordance with GAAP. EBITDAX is presented herein and reconciled to the GAAP measure of net loss because of its wide acceptance by the investment community as a financial indicator of a company’s ability to internally fund development and exploration activities. This measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of EBITDAX to net loss for the three months ended March 31, 2017 and 2016 (in thousands).

	Three Months Ended March 31,
	2017	2016
Net loss	$(140,768)	$(13,660)
Exploration	1,043	569
Depletion, depreciation and amortization	17,962	20,229
Share-based compensation	1,159	1,550
Unrealized (gain) loss on commodity derivatives	(4,405)	957
Gain on debt extinguishment	(5,053)	—
Interest expense, net	5,463	6,298
Income tax provision (benefit)	138,700	(7,245)

EBITDAX	$14,101	$8,698

Liquidity

Liquidity is calculated by adding the net funds available under our revolving credit facility and cash and cash equivalents. We use liquidity as an indicator of the Company’s ability to fund development and exploration activities. However, this measurement has limitations. This measurement can vary from year-to-year for the Company and can vary among companies based on what is or is not included in the measurement on a company’s financial statements. This measurement is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below summarizes our liquidity at March 31, 2017 (in thousands).

Liquidity at March 31, 2017
Borrowing base	$325,000
Cash and cash equivalents	79
Revolving credit facility – outstanding borrowings	(275,000)
Outstanding letters of credit	(325)

Liquidity	$49,754